EXHIBIT 24.1

                             CERTIFIED RESOLUTIONS


   The undersigned, Secretary of Butler Manufacturing Company, a corporation organized and existing under the laws of the State of Delaware, does hereby certify that effective December 19, 2000, the Board of Directors of Butler Manufacturing Company (the "Company") adopted the following Resolution in accordance with the Bylaws, Articles of Incorporation and applicable corporate laws of the State of Delaware, and that the Resolution adopted is still in effect and has not been rescinded or modified as of the date hereof.

   "NOW, THEREFORE, BE IT RESOLVED, that John W. Huey is authorized to sign a registration statements on Form S-8 (the "S-8 Registration Statement) under the Securities Act of 1933, as amended (the "Act") with respect to the payment obligations (the "Obligations") under the Company's Executive Deferred Compensation Plan (the "Plan"), and any and all amendments thereto on behalf of the principal executive officer, principal accounting officer, principal financial officer and directors of the Company pursuant to a power or powers of attorney duly executed by the persons holding such offices;"

   IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of December, 2000.

                                      BUTLER MANUFACTURING COMPANY


                                      By: /s/ John W. Huey
                                          John W. Huey,
                                          Secretary